UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 11, 2005

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Park of Commerce Boulevard, Suite 200, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (561) 999-9011

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On April 11, 2005, the Company and Jacuzzi Brands, Inc. agreed to the termination of a previous letter agreement dated September 6, 2002, which supplemented a Stockholders’ Agreement of that same date. The letter agreement required Jacuzzi to vote a substantial portion of its voting capital stock in the Company in proportion to the vote of other shareholders of the Company. At the time the letter agreement was executed, Jacuzzi was a principal but a minority shareholder of the Company. With the recent return to the capital of the Company of the majority shareholder interest previously held by PNC Tool Holdings LLC, Jacuzzi now holds a majority capital stock interest in the Company, and the continuation of the letter agreement was no longer considered necessary for the fulfillment of its original intent. Jacuzzi provided a general release to the Company and its affiliates excepting Dennis Crowley and his spouse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ William Fletcher
William Fletcher
Acting Chief Executive Officer

DATED: April 18, 2005